Exhibit 3.2

BYLAWS
OF
RAYTHEON TECHNOLOGIES CORPORATION
AS AMENDED AND RESTATED EFFECTIVE
APRIL 3, 2020

SECTION 1 – Meetings of Shareholders

SECTION 1.1          Annual Meetings.

Annual meetings of shareholders shall be held each year on such date and at such time as may be fixed by the Board of Directors for the purpose of electing directors and transacting such other proper business as may come before the meeting.

SECTION 1.2          Special Meetings.

(A)          Special meetings of shareholders may be called from time to time by the Board of Directors, by the Chairman, by the Chief Executive Officer of the Corporation or by the Secretary of the Corporation at the valid written request of shareholders of record who own (for all purposes under this Section 1.2, as defined in Section 1.12(A)(3) of these Bylaws), or are acting on behalf of one or more beneficial owners who own, capital stock representing at least 15% of the Voting Stock (the “Special Meeting Request Required Shares”), and who continue to own the Special Meeting Request Required Shares at all times between the Ownership Record Date (as defined in paragraph (B) of this Section 1.2) and the date of the applicable meeting of shareholders.  Special meetings shall be held solely for the purpose or purposes specified in the notice of meeting delivered by the Corporation.  For purposes of these Bylaws, “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors.

(B)          Any record shareholder (whether acting for him, her or itself, or at the direction of a beneficial owner) may, by written notice to the Secretary of the Corporation, request that the Board of Directors fix a record date to determine the record shareholders who are entitled to deliver a written request to call a special meeting (such record date, the “Ownership Record Date”).  A valid written request to fix an Ownership Record Date shall include all of the information that must be included in a written request to call a special meeting, as set forth in paragraph (D) of this Section 1.2.  The Board of Directors may fix the Ownership Record Date within 10 days of the Secretary’s receipt of a valid written request to fix the Ownership Record Date.  The Ownership Record Date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors.  If an Ownership Record Date is not fixed by the Board of Directors within the period set forth above, the Ownership Record Date shall be the date that the first valid written request to call a special meeting is received by the Secretary with respect to the proposed business to be submitted for shareholder approval at a special meeting.

(C)          A beneficial owner who wishes to deliver a written request to call a special meeting must cause the nominee or other person who serves as the record shareholder of such beneficial owner’s stock to sign the written request to call a special meeting.  If a record shareholder is the nominee for more than one beneficial owner of stock, the record shareholder may deliver a valid written request to call a special meeting solely with respect to the capital stock of the Corporation beneficially owned by the beneficial owner who is directing the record shareholder to sign such written request to call a special meeting.

(D)          Each valid written request to call a special meeting shall include the following and shall be delivered to the Secretary of the Corporation:

(1)          the signature of the record shareholder submitting such request and the date such request was signed;

(2)          the text of each business proposal desired to be submitted for shareholder approval at the special meeting; and

(3)          as to the beneficial owner, if any, directing such record shareholder to sign the written request to call a special meeting and as to such record shareholder (unless such record shareholder is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record shareholder who is not acting solely as a nominee, a “Disclosing Party”):

(a)          all of the information required to be disclosed pursuant to Section 1.10(A)(2) of these Bylaws, which information shall be supplemented (by delivery to the Secretary) by each Disclosing Party (i) not later than 10 days after the record date for determining the record shareholders entitled to notice of, and to vote at, the special meeting (such record date, the “Meeting Record Date”), to disclose the foregoing information as of the Meeting Record Date and (ii) not later than the 5th day before the special meeting or any adjournment or postponement thereof, to disclose the foregoing information as of the date that is 10 days prior to the special meeting or any such adjournment or postponement thereof, as applicable;

(b)          with respect to each business proposal to be submitted for shareholder approval at the special meeting, a statement whether or not any Disclosing Party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of Voting Stock of the Corporation required under these Bylaws, the certificate of incorporation and statute to carry such proposal (such statement, a “Solicitation Statement”); and

(c)          any additional information reasonably requested by the Board of Directors to verify the Voting Stock ownership position of such Disclosing Party.

Each time the Disclosing Party’s Voting Stock ownership position decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party shall notify the Corporation of his, her or its decreased Voting Stock ownership position, together with any information reasonably requested by the Board of Directors to verify such position, within 10 days of such decrease or as of the 5th day before the special meeting, whichever is earlier.

(E)          The Secretary shall not accept, and shall consider ineffective, an otherwise valid written request to call a special meeting pursuant to Clause (A) of this Section 1.2:

(1)          that does not comply with the provisions of this Section 1.2;

(2)          that relates to an item of business that is not a proper subject for shareholder action under applicable law;

(3)          that is delivered during the period commencing 90 days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the date of the next annual meeting;

(4)          if the Board of Directors has called or calls an annual or special meeting of shareholders to be held not more than 90 days after receipt by the Secretary of such written request to call a special meeting and the purpose of such shareholder meeting called by the Board of Directors includes (among any other matters properly brought before the meeting) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) as the purpose specified in such written request to call a special meeting; or

(5)          if a Similar Item (a) other than the election of directors, has been presented at any meeting of shareholders held within 180 to 91 days prior to receipt by the Secretary of such written request to call a special meeting or (b) has been presented at any meeting of shareholders held within 90 days prior to receipt by the Secretary of such written request to call a special meeting (and, for purposes of clarity, for purposes of this clause (b), the election of directors shall deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors).

(F)          Revocations:

(1)          A record shareholder may revoke a request to call a special meeting at any time before the special meeting by sending written notice of such revocation to the Secretary of the Corporation.

(2)          All written requests for a special meeting shall be deemed revoked:

(a)          upon the first date that, after giving effect to revocation(s) and notice(s) of ownership position decrease(s) (pursuant to Section 1.2(D)(3) and the last sentence of Section 1.2(D), respectively), the aggregate Voting Stock ownership position of all the Disclosing Parties who are listed on the unrevoked valid written requests to call a special meeting with respect to the applicable proposal decreases to a number of shares of Voting Stock less than the Special Meeting Request Required Shares;

(b)          if any Disclosing Party who has provided a Solicitation Statement with respect to any business proposal to be submitted for shareholder approval at such special meeting does not act in accordance with the representations set forth therein; or

(c)          if any Disclosing Party does not provide the information required by Section 1.2(D) in accordance with such provisions.

(3)          If an actual or deemed revocation of all valid written requests to call a special meeting has occurred after the special meeting has been called by the Secretary, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(G)          The Board of Directors may submit its own proposal or proposals for consideration at a special meeting called at the request of one or more shareholders pursuant to this Section 1.2.  The Meeting Record Date for, and the place, date and time of, any special meeting shall be fixed by the Board of Directors; provided, that the date of any such special meeting shall not be more than 120 days after the date on which valid special meeting request(s) from holder(s) of the Special Meeting Required Shares are delivered to the Secretary of the Corporation in accordance with this Section 1.2.

SECTION 1.3          Time and Place of Meetings.

Subject to the provisions of Section 1.1 and Section 1.2, each meeting of shareholders shall be held on such date, at such hour and at such place as fixed by the Board of Directors or in the notice of the meeting delivered by the Corporation or, in the case of an adjourned meeting, as announced by the Corporation at the meeting at which the adjournment is taken.

SECTION 1.4          Notice of Meetings.

A notice of each meeting of shareholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Corporation personally, by mail or by electronic transmission as set forth below to each shareholder entitled to vote at the meeting.  Unless otherwise provided by statute, the notice shall be given not less than 10 nor more than 60 days before the date of the meeting and, if mailed, shall be deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the records of the Corporation.  No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person.  If the time and place of an adjourned meeting of shareholders are announced by the Corporation at the meeting at which the adjournment is taken, no notice need be given of the adjourned meeting unless that adjournment is for more than 30 days or unless, after the adjournment, a new record date is fixed for the adjourned meeting.  Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders under the Corporation’s Certificate of Incorporation and these Bylaws may be given by the Corporation by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”).

SECTION 1.5          Waiver of Notice.

Anything herein to the contrary notwithstanding, notice of any meeting of shareholders need not be given to any shareholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, unless such shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 1.6          Quorum and Manner of Acting.

Subject to the provisions of these Bylaws, the Corporation’s Certificate of Incorporation and statute as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Corporation entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business, and the vote in person or by proxy of the holders of a majority of the shares constituting such quorum shall be binding on all shareholders of the Corporation.  The Chairman of the Board of Directors or the Chief Executive Officer or a majority of the shares present in person or by proxy and entitled to vote may, regardless of whether or not they constitute a quorum, adjourn the meeting to another time and place.  No notice of the time and place, if any, of adjourned meetings need be given except as required by applicable law.  The shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding withdrawal of enough shareholders to leave is less than a quorum.  Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

SECTION 1.7          Voting.

A shareholder may authorize another person or persons to vote for him, her or itself by proxy.  Such authorization may be accomplished by the shareholder or his, her or its authorized officer, director, employee or agent signing such writing or causing his, her or its signature to be affixed to such writing by any reasonable means including facsimile signature or by electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service, or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder.  No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

SECTION 1.8          Inspectors of Election; Opening and Closing the Polls.

The Board of Directors may, and to the extent required by law, shall, in advance of any meeting of shareholders appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including without limitation as officers, employees, fiduciaries or agents, to act at the meeting and make a written report thereof.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of shareholders, the chairman of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors of election shall have the duties prescribed by law.  The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

SECTION 1.9          List of Shareholders.

A complete list of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order, and showing the address and number of shares registered in the name of each shareholder, shall be prepared and made available for examination during regular business hours by any shareholder for any purpose germane to the meeting.  The list shall be available for such examination at the principal place of business of the Corporation for a period of not less than 10 days prior to the meeting and during the whole time of the meeting.

SECTION 1.10          Notice of Shareholder Business and Nominations.

(A)          Annual Meetings of Shareholders.

(1)          Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 1.10 and, at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.10 as to such business or nomination; clause (c) shall be the exclusive means for a shareholder to make nominations or submit other business (other than nominations at an annual meeting made pursuant to Section 1.12 of these Bylaws and matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(2)          Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.10, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for shareholder action.  To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend any time period for the giving of a shareholder’s notice as described above.  To be in proper form, such shareholder’s notice (whether given pursuant to this paragraph (A)(2) or paragraph (B) of Section 1.10) to the Secretary must:  (a) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (such shareholder or beneficial owner, a “holder”), (i) the name and address of each such holder (as they appear on the Corporation’s books in the case of the record holder), (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially or of record by each such holder, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially or of record by each such holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which each such holder, directly or indirectly, has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially or of record by each such holder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, beneficially or of record by a general or limited partnership in which each such holder is a general partner or, directly or indirectly, beneficially or of record owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such holder is, directly or indirectly, entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held, directly or indirectly, beneficially or of record by members of such holder’s immediate family sharing the same household (which information shall be supplemented by such holder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to each such holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (b) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of any such holder in such business and (ii) a description of all agreements, arrangements and understandings between any such holder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; (c) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any such holder and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if any such holder or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by paragraph (C) of this Section 1.10.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(3)          Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B)          Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  To be properly brought before a special meeting, proposals of business must be specified in the Corporation’s notice of meeting (or any supplement thereto) (a) given by or at the direction of the Board of Directors or (b) given by the Corporation pursuant to a valid shareholder written request in accordance with Section 1.2 of these Bylaws; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to shareholders at any such special meeting.  Without qualification, and subject to Section 1.2 and paragraph (A)(2) of this Section 1.10, for any business to be properly requested to be brought before a special meeting by a shareholder pursuant to this paragraph (B), the shareholder must have given timely notice thereof and timely updates and supplements thereof in each case in proper form, in writing to the Secretary and such business must otherwise be a proper matter for shareholder action.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 1.10 and at the time of the special meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.10 as to such nomination.  In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (A)(2) of this Section 1.10 with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by paragraph (C) of this Section 1.10) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and, if applicable, of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period or extend any time period for the giving of a shareholder’s notice as described above.  This paragraph (B) of this Section 1.10 (and subject to Section 1.2) shall be the exclusive means for a shareholder to make nominations or business proposals (other than matters properly brought pursuant to Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of shareholders.

(C)          Submission of Questionnaire, Representation and Agreements.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1.10 or Section 1.12 of these Bylaws, as applicable) to the Secretary at the principal executive offices of the Corporation a completed and signed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (1) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and with the Corporation’s Code of Ethics, corporate governance guidelines, conflict of interest policy, confidentiality policies, stock ownership and trading policies and guidelines, and any other code of conduct, policies and guidelines adopted by the Corporation or any rules, regulations and listing standards, in each case as applicable to other members of the Board of Directors.

(D)          General.

(1)          Only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 or Section 1.12 of these Bylaws, as applicable, shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.10 or Section 1.12 of these Bylaws, as applicable, and, if any proposed nomination or business is not in compliance with this Section 1.10 or Section 1.12 of these Bylaws, as applicable, to declare that such defective proposal or nomination shall be disregarded.

(2)          For purposes of this Section 1.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)          Notwithstanding the foregoing provisions of this Section 1.10 and/or Section 1.12 of these Bylaws, as applicable, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10 and/or Section 1.12 of these Bylaws, as applicable; provided, however, that any references in this Section 1.10 and/or Section 1.12 of these Bylaws, as applicable, to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.10 (A)(1)(c), Section 1.10 (B) or Section 1.12 of these Bylaws, as applicable.  Nothing in this Section 1.10 or in Section 1.12 of these Bylaws, as applicable, shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or of the holders of any series of preferred stock if and to the extent provided for under law, the Corporation’s Certificate of Incorporation or these Bylaws.

SECTION 1.11

(A)          Consents to Corporate Action.  Any action which is required to be or may be taken at any annual or special meeting of shareholders of the Corporation, subject to the provisions of Subsections (B) and (C) of this Section 1.11, may be taken without a meeting, without prior notice and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

(B)          Determination of Record Date of Action by Written Consent.  The record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be fixed by the Board of Directors of the Corporation.  Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  Upon receipt of such a request, the Secretary shall place such request before the Board of Directors at its next regularly scheduled meeting; provided, however, that if the shareholder represents in such request that he or she intends, and is prepared, to commence a consent solicitation as soon as is permitted by the Exchange Act and the regulations thereunder and other applicable law, the Secretary shall as promptly as practicable, call a special meeting of the Board of Directors, which meeting shall be held as promptly as practicable.  At such regular or special meeting, the Board of Directors shall fix a record date as provided in Section 213 (or its successor provision) of the DGCL.  Should the Board fail to fix a record date as provided for in this Subsection (B), then the record date shall be the day on which the first written consent is expressed.

(C)          Procedures for Written Consent.  In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary shall provide for the safekeeping of such consents and revocations and shall, as promptly as practicable, engage nationally recognized independent judges of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations.  No action by written consent and without a meeting shall be effective until such judges have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders.

SECTION 1.12	Inclusion of Shareholder Director Nominations in the Corporation’s Proxy Materials.

(A)          Subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy materials for an annual meeting of shareholders the name, together with the Required Information (defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a shareholder or group of shareholders that satisfy the requirements of this Section 1.12 (such person or group, the “Eligible Shareholder”), and that expressly elects at the time of providing the written notice required by this Section 1.12 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 1.12.

(1)          For purposes of this Section 1.12 and Section 1.2 of these Bylaws, “Constituent Holder” shall mean any shareholder, beneficial holder or collective investment fund included within a Qualifying Fund (as defined in paragraph (E) below) whose stock ownership is counted for the purposes of qualifying as holding the Special Meeting Request Required Shares (in Section 1.2) or the Proxy Access Request Required Shares (in this Section 1.12, as defined in paragraph (E) below) or qualifying as an Eligible Shareholder (in this Section 1.12, as defined in paragraph (E) below);

(2)          For purposes of this Section 1.12 and Section 1.2 of these Bylaws, “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(3)          For purposes of this Section 1.12 and Section 1.2 of these Bylaws, a shareholder shall be deemed to “own” only those outstanding shares of Voting Stock as to which the shareholder (or any Constituent Holder) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares.  The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the shareholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such shareholder (or any of its affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such shareholder (or any of its affiliates) for any purposes or purchased by such shareholder (or any of its affiliates) pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder (or any of its affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such shareholder’s (or affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder (or affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than 10% of the proportionate value of such index.  A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares.  A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has loaned such shares or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in either case is revocable at any time by the shareholder.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(B)          For purposes of this Section 1.12, the “Required Information” that the Corporation will include in its proxy statement is (1) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act and (2) if the Eligible Shareholder so elects, a Statement (defined below).  The Corporation shall also include the name of the Shareholder Nominee in its proxy card.  For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(C)          To be timely, a shareholder’s Proxy Access Notice must be delivered to the principal executive offices of the Corporation not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the anniversary of the date that the Corporation first issued its proxy statement for the preceding year’s annual meeting.  In no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

(D)          The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.12 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall be the greater of (x) one and (y) the largest whole number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 1.12 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(1)          the number of such director candidates for which the Corporation shall have received one or more valid shareholder notices nominating director candidates pursuant to Section 1.10 (A)(1)(c) of these Bylaws;

(2)          the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such shareholder or group of shareholders, from the Corporation), other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms, but only to the extent the Permitted Number after such reduction with respect to this clause (2) equals or exceeds one; and

(3)          the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 1.12, other than any such director referred to in this clause (3) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms;

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced.  In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.12 exceeds the Permitted Number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Shareholder disclosed as owned in its Proxy Access Notice submitted to the Corporation.  If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(E)          An “Eligible Shareholder” is one or more shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), continuously for at least three years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 1.12, and as of the record date for determining shareholders eligible to vote at the annual meeting, at least 3% of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting; provided that the aggregate number of shareholders, and, if and to the extent that a shareholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed 20.  Two or more collective investment funds that are part of the same family of funds or sponsored by the same employer (a “Qualifying Fund”) shall be treated as one shareholder for the purpose of determining the aggregate number of shareholders in this paragraph (E); provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 1.12.  No shares may be attributed to more than one group constituting an Eligible Shareholder under this Section 1.12, and no shareholder may be a member of more than one such group.  A record holder acting on behalf of one or more beneficial owners will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (E), for purposes of determining the number of shareholders whose holdings may be considered as part of an Eligible Shareholder’s holdings.  For avoidance of doubt, Proxy Access Request Required Shares will qualify as such only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through other applicable dates referred to above (in addition to other applicable requirements being met).

(F)          No later than the final date when a nomination pursuant to this Section 1.12 may be delivered to the Corporation, an Eligible Shareholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Corporation:

(1)          with respect to each Constituent Holder, the information required by Section 1.10 (A)(2)(a) of these Bylaws;

(2)          one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a)          within 10 days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b)          immediate notice if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of shareholders;

(3)          a representation that such person:

(a)          acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(b)          has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 1.12;

(c)          has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors;

(d)          will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(e)          will provide facts, statements and other information in all communications with the Corporation and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 1.12;

(4)          in the case of a nomination by a group of shareholders that together is such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(5)          an undertaking that such person:

(a)          with respect to any shares held or controlled by the Eligible Shareholder, to the extent that cumulative voting would otherwise be permitted, agrees not to cumulate votes in favor of the election of any Shareholder Nominee(s) nominated by such Eligible Shareholder;

(b)          agrees to assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers, employees, agents and advisors individually from and against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder’s (including such person’s) communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder (including such person) provided to the Corporation; and

(c)          agrees to file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of shareholders of the Corporation relating to the annual meeting at which the Shareholder Nominee will be nominated.

In addition, no later than the final date on which a Proxy Access Notice may be submitted under this Section 1.12, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund are either part of the same family of funds or sponsored by the same employer.  In order to be considered timely, any information required by this Section 1.12 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than 10 days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth day before the annual meeting, to disclose the foregoing information as of the date that is no later than 10 days prior to such annual meeting.  For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Shareholder or other person to change or add any proposed Shareholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.

(G)          The Eligible Shareholder may provide to the Secretary of the Corporation, at the time the information required by this Section 1.12 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the candidacy of such Eligible Shareholder’s Shareholder Nominee (the “Statement”).  Notwithstanding anything to the contrary contained in this Section 1.12, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(H)          No later than the final date when a nomination pursuant to this Section 1.12 may be delivered to the Corporation, each Shareholder Nominee must:

(1)          provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a shareholder), that such Shareholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card) as a nominee and to serving as a director of the Corporation if elected;

(2)          complete, sign and submit all questionnaires, representations and agreements required by these Bylaws (including Section 1.10(C) of these Bylaws) or of the Corporation’s directors generally; and

(3)          provide such additional information as necessary to permit the Board of Directors to determine if such Shareholder Nominee:

(a)          is independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors;

(b)          would not, by serving as a member of the Board of Directors, violate or cause the Corporation to be in violation of these Bylaws, the Corporation’s Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded or any applicable law, rule or regulation;

(c)          has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines; and

(d)          is not and has not been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any such defect.

(I)          Any Shareholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of shareholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 1.12 or any other provision of these Bylaws, the Corporation’s Certificate of Incorporation or other applicable regulation any time before the annual meeting of shareholders, will not be eligible for election at such annual meeting of shareholders.

(J)          The Corporation shall not be required to include, pursuant to this Section 1.12, a Shareholder Nominee in its proxy materials for any annual meeting of shareholders, or, if the proxy statement already has been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(1)          who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors;

(2)          whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Corporation’s Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded or any applicable law, rule or regulation;

(3)          if the Eligible Shareholder (or any Constituent Holder) or applicable Shareholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 1.12 or any agreement, representation or undertaking required by this Section; or

(4)          if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

For the purposes of this paragraph (J), clauses (1) and (2) and, to the extent related to a breach or failure by the Shareholder Nominee, clause (3) will result in the exclusion from the proxy materials pursuant to this Section 1.12 of the specific Shareholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Shareholder Nominee to be nominated; provided, however, clause (4) and, to the extent related to a breach or failure by an Eligible Shareholder (or any Constituent Holder), clause (3), will result in the Voting Stock owned by such Eligible Shareholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Shareholder, the exclusion from the proxy materials pursuant to this Section 1.12 of all of the applicable shareholder’s Shareholder Nominees from the applicable annual meeting of shareholders or, if the proxy statement has already been filed, the ineligibility of all of such shareholder’s Shareholder Nominees to be nominated).

SECTION 2 – Board of Directors

SECTION 2.1          Number and Term of Office.

The number of directors shall be not less than 10 nor more than 19; provided, that such number may be increased to the extent necessary to comply with Section 2.18(F) of these Bylaws.  The exact number, within those limits, shall be determined from time to time by the Board of Directors.  Each director shall be elected annually to serve until the annual meeting of shareholders held in the following fiscal year and shall hold office until a successor is elected and qualified or until his or her earlier death, resignation or removal.

SECTION 2.2          Election.

A nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed 50% of the votes cast with respect to such nominee’s election at a meeting for the election of directors at which a quorum is present.  Votes cast shall include “against” votes, but shall exclude abstentions with respect to that nominee’s election or with respect to the election of directors in general.

Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.  For purposes of this Section 2.2, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary (a) as of the close of the applicable notice of nomination period(s) set forth in Section 1.12 and Section 1.10 of these Bylaws based on whether one or more notice(s) of nomination were timely filed in accordance with said Section 1.12 and/or Section 1.10 or (b) if later, reasonably promptly following the determination by any court or other tribunal of competent jurisdiction that one or more notice(s) of nomination were timely filed in accordance with said Section 1.12 and/or Section 1.10; provided, that the determination that an election is a “contested election” by the Secretary pursuant to clause (a) or (b) shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity.  If, prior to the tenth day before the Corporation first mails its notice of meeting for such meeting to the shareholders, one or more notices of nomination are withdrawn (or declared invalid or untimely by any court or other tribunal of competent jurisdiction) such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

SECTION 2.3          Organizational Meetings

As promptly as practicable after each annual meeting of shareholders, and more frequently if the Board of Directors determines, the Board of Directors shall hold an organizational meeting for the purpose of organization and the transaction of other business.

SECTION 2.4          Stated Meetings.

The Board of Directors may provide for stated meetings of the Board.

SECTION 2.5          Special Meetings.

Special meetings of the Board of Directors may be called from time to time by any four directors, by the Chairman, the Lead Director (if applicable), or by the Chief Executive Officer.

SECTION 2.6          Business of Meetings.

Except as otherwise expressly provided in these Bylaws, any and all business may be transacted at any meeting of the Board of Directors; provided, that if so stated in the notice of meeting, the business transacted at a special meeting shall be limited to the purpose or purposes specified in the notice.

SECTION 2.7          Time and Place of Meetings.

Subject to the provisions of Section 2.3, each meeting of the Board of Directors shall be held on such date, at such hour and in such place as fixed by the Board or in the notice or waivers of notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

SECTION 2.8          Notice of Meetings.

No notice need be given of any organizational or stated meeting of the Board of Directors for which the Board has fixed the date, hour and place.  Notice of the date, hour and place of all other organizational and stated meetings, and of all special meetings, shall be given to each director personally, by telephone, by mail or by electronic transmission.  If given by mail, the notice shall be sent to the director at his or her residence or usual place of business as the same appears on the books of the Corporation not later than four days before the meeting.  If given by electronic transmission, the notice shall be sent to the director not later than at any time during the day before the meeting.  If given personally or by telephone, the notice shall be given not later than at any time during the day before the meeting.

SECTION 2.9          Waiver of Notice.

Anything herein to the contrary notwithstanding, notice of any meeting of the Board of Directors need not be given to any director who shall have waived in writing notice of the meeting, either before or after the meeting, or who shall attend such meeting, unless such director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 2.10          Attendance by Telephone or Other Means of Communication.

Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear one another, and such participation shall constitute presence in person at the meeting.

SECTION 2.11          Quorum and Manner of Acting.

(A)          One-third of the total number of directors at the time provided for pursuant to Section 2.1 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise provided in these Bylaws, in the Corporation’s Certificate of Incorporation or by statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  A majority of the directors present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place.  Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

(B)          Notwithstanding anything to the contrary in these Bylaws, until April 3, 2022 (the “Specified Date”), unless the then serving directors shall have adopted a resolution to the contrary in accordance with Section 2.11(E) of these Bylaws:

(1)          the Board of Directors shall be composed of (i) six RTN Continuing Independent Directors (as defined in Section 2.18(H) below), (ii) six UTC Continuing Independent Directors (as defined in Section 2.18(H) below), (iii) one UTC Continuing Independent Director or one UTC Continuing Non-Independent Non-CEO Director (defined in Section 2.18(H) below), (iv) until the Succession Date (as defined in Section 2.18(A) below), the executive Chairman of the Board and (v) the Chief Executive Officer, and any vacancy on the Board of Directors will be filled as provided in Section 2.18(F) of these Bylaws;

(2)          the Board shall not fail to nominate the Former RTN CEO (as defined in Section 2.18(A) below) for election as a director of the Corporation;

(3)          the Lead Director shall be selected as provided in Section 2.18(G) of these Bylaws;

(4)          the Board shall have five standing committees as set forth in Section 2.18(I) of these Bylaws, and the chairs and composition of such standing committees shall be as provided in Section 2.18(I) of these Bylaws;

(5)          the headquarters of the Corporation shall be located in the Greater Boston Metropolitan Area; and

(6)          the name of the Corporation shall be Raytheon Technologies Corporation.

Notwithstanding anything to the contrary in these Bylaws, until the later of the Specified Date and the one-year anniversary of the Succession Date (as defined in Section 2.18(A) below), unless the then serving directors shall have adopted a resolution to the contrary in accordance with Section 2.11(E) of these Bylaws, the Board shall not fail to nominate the Pre-Closing CEO (as defined in Section 2.18(A) below) for election as a director of the Corporation.

(C)          Notwithstanding anything to the contrary in these Bylaws, unless the then-serving independent directors (for this purpose, deemed to include the UTC Continuing Non-Independent Non-CEO Director, if any) shall have adopted a resolution to the contrary in accordance with Section 2.11(E) of these Bylaws, (1) prior to the Succession Date (as defined in Section 2.18(A) below), the executive Chairman of the Board shall have the roles and responsibilities set forth in Section 2.18(B) of these Bylaws, and (2) prior to the Specified Date, the Chief Executive Officer of the Corporation shall have the roles and responsibilities set forth in Section 2.18(C) of these Bylaws.

(D)          Notwithstanding anything to the contrary in these Bylaws, the affirmative written approval of then serving directors adopted in accordance with Section 2.11(E) of these Bylaws shall be required to bring before any meeting of the Board of Directors (whether organizational, stated, special or otherwise) any of the following items of business to be transacted at such meeting (or to present such items for business to be transacted pursuant to action by written consent of the Board of Directors), or to validly include any such item as an item of business in any notice of any such meeting:  (1) until the Specified Date, any (A) removal, or other action that would result in any failure to appoint or re-elect, the Former RTN CEO as executive Chairman of the Board of Directors, or (B) approval or authorization of any unilateral termination by the Corporation of his employment agreement; (2) until the later of the Specified Date and the one-year anniversary of the Succession Date (as defined in Section 2.18(A) below), any (A) removal, or other action that would result in any failure to appoint or re-elect, the Pre-Closing CEO as Chief Executive Officer or, from and after the Succession Date, as Chairman of the Board, or (B) approval or authorization of any unilateral termination by the Corporation of his employment agreement; and (3) any amendment, repeal or adoption of any provision of these Bylaws.

(E)          Any resolution of the type specified in Sections 2.11(B) and (C) of these Bylaws, and any approval of the type specified in Section 2.11(D) of these Bylaws, must be adopted or approved, respectively, by directors representing at least 75% of the then-serving directors or the then-serving independent directors (including, if applicable, the UTC Continuing Non-Independent Non-CEO Director, if any), as applicable.

(F)          In the event of any inconsistency between the provisions of this Section 2.11, on the one hand, and any other provision of these Bylaws, on the other hand, the provisions of this Section 2.11 shall control.

SECTION 2.12          Action Without a Meeting.

Any action which could be taken at a meeting of the Board of Directors may be taken without a meeting if all of the directors consent to the action in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the Board.  Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 2.13          Compensation of Directors.

Each director of the Corporation who is not a salaried officer or employee of the Corporation, or of a subsidiary of the Corporation, may receive compensation for serving as a director and for serving as a member of any Committee of the Board, and may also receive fees for attendance at any meetings of the Board or any Committee of the Board, and the Board may from time to time fix the amount and method of payment of such compensation and fees; provided, that no director of the Corporation shall receive any bonus or share in the earnings or profits of the Corporation or any subsidiary of the Corporation except pursuant to a plan approved by the shareholders at a meeting called for the purpose.  The Board may also, by vote of a majority of disinterested directors, provide for and pay fair compensation to directors rendering services to the Corporation not ordinarily rendered by directors as such.

SECTION 2.14          Resignation of Directors.

Any director may resign at any time upon written notice to the Corporation.  The resignation shall become effective at the time specified in the notice and, unless otherwise provided in the notice, acceptance of the resignation shall not be necessary to make it effective.

SECTION 2.15          Removal of Directors.

Any director may be removed, either for or without cause, at any time, by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote at a meeting of the shareholders called for the purpose, and the vacancy on the Board caused by any such removal may be filled by the shareholders at such meeting or at any subsequent meeting; provided, that no director elected by a class vote of less than all the outstanding shares of the Corporation may, so long as the right to such a class vote continues in effect, be removed pursuant to this Section 2.15, except for cause and by the affirmative vote of the holders of record of a majority of the outstanding shares of such class at a meeting called for the purpose, and the vacancy in the Board caused by the removal of any such director may, so long as the right to such class vote continues in effect, be filled by the holders of the outstanding shares of such class at such meeting or at any subsequent meeting.

SECTION 2.16          Filling of Vacancies Not Caused by Removal.

Subject to Section 2.18(F) of these Bylaws, vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, that if the vacancy to be filled would, at an election of the whole Board of Directors, be filled by a class vote of less than all of the outstanding shares of the Corporation, and if any of the directors remaining in office were elected by the same class, such majority vote of the directors shall be effective only if it is concurred in by a majority of the remaining directors elected by such class or by a sole remaining director elected by such class.  If for any reason there shall be no directors in office, any officer, any shareholder or any executor, administrator, trustee or guardian of a shareholder, or other fiduciary with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of these Bylaws for the purpose of electing directors.

SECTION 2.17          Chairman of the Board.

Subject to Section 2.18(B) of these Bylaws, the Board of Directors shall annually elect one of its members to be Chairman of the Board (the “Chairman”) and shall fill any vacancy in the position at such time and in such manner as the Board of Directors shall determine.  The Chairman shall preside, when present, at each meeting of shareholders and at all meetings of the Board of Directors, and shall have such other powers and duties as are described in Section 2.18(B) of these Bylaws or as otherwise may from time to time be committed to him or her by the Board of Directors.  The Board of Directors may designate the Chairman as an executive or non-executive Chairman.

SECTION 2.18          Executive Chairman and CEO Positions; Succession; Board Composition.

(A)          The Board of Directors has, as of April 3, 2020, elected (1) the Chairman and Chief Executive Officer of Raytheon Company as of immediately prior to April 3, 2020 (the “Former RTN CEO”) as a member of the Board of Directors and to serve as executive Chairman of the Board of Directors, and (2) the Chairman and Chief Executive Officer of the Corporation as of immediately prior to April 3, 2020 (the “Pre-Closing CEO”) as a member of the Board of Directors and to serve as Chief Executive Officer of the Corporation.  The foregoing appointments shall continue until the Specified Date or any such earlier date as of which the Former RTN CEO ceases for any reason in accordance with these Bylaws to serve in the position of executive Chairman (the “Succession Date”), as of which time the Board of Directors shall elect the Pre-Closing CEO to serve as Chairman of the Board of Directors (upon which such election the Pre-Closing CEO shall continue to serve as Chief Executive Officer).  Until the Succession Date (in the case of the Former RTN CEO) or the later of the Specified Date and the one-year anniversary of the Succession Date (in the case of the Pre-Closing CEO), at each annual meeting of shareholders the Board of Directors shall nominate the Former RTN CEO and the Pre-Closing CEO for election to the Board of Directors at such annual meeting.

(B)          Until the Succession Date, the executive Chairman of the Board shall (1) have responsibility for chairing the Board of Directors in accordance with these Bylaws, (2) serve as an executive officer of the Corporation and report directly to the Board of Directors and (3) have all such powers and perform all such duties as may be assigned by the Board of Directors from time to time consistent with this Section 2.18 and his employment agreement.

(C)          Until the Succession Date, the Chief Executive Officer shall (1) report directly to the Board of Directors and (2) have all such powers and perform all such duties as are customarily had and performed by the Chief Executive Officer and/or as may be assigned by the Board of Directors from time to time consistent with this Section 2.18 and his employment agreement.

(D)          Prior to the Specified Date the replacement of the Pre-Closing CEO as the Chief Executive Officer upon his ceasing for any reason in accordance with these Bylaws to serve in the position of Chief Executive Officer shall be determined by the Independent Directors on the Board of Directors (for this purpose, deemed to include the UTC Continuing Non-Independent Non-CEO Director, if any), including at least two of the UTC Continuing Directors (other than the Pre-Closing CEO), and at least two of the RTN Continuing Independent Directors.

(E)          Any RTN Continuing Independent Director, UTC Continuing Independent Director or UTC Continuing Non-Independent Non-CEO Director who is then serving as a member of the Board of Directors and whose term is expiring at an annual meeting of shareholders held on a date that is prior to the Specified Date shall be nominated by the Committee on Governance and Public Policy of the Board of Directors (or its successor committee) for election to the Board of Directors at such annual meeting, (1) so long as, other than with respect to the UTC Continuing Non-Independent Non-CEO Director, if any, such RTN Continuing Independent Director or UTC Continuing Independent Director qualifies as an Independent Director and (2) unless such RTN Continuing Independent Director, UTC Continuing Independent Director or UTC Continuing Non-Independent Non-CEO Director, as applicable, notifies the Board of Directors of his or her desire not be so nominated. Until the Specified Date, in the event that any RTN Continuing Independent Director, UTC Continuing Independent Director or UTC Continuing Non-Independent Non-CEO Director is not nominated for election to the Board of Directors by the Committee on Governance and Public Policy of the Board of Directors (or its successor committee) or the Board of Directors in accordance with the immediately preceding clauses (1) (which shall not apply to the UTC Continuing Non-Independent Non-CEO Director) or (2), the nominee to serve as the successor to such RTN Continuing Independent Director, UTC Continuing Independent Director or UTC Continuing Non-Independent Non-CEO Director, as applicable, shall be determined in accordance with paragraph (F) of this Section 2.18.

(F)          Until the Specified Date, all vacancies on the Board of Directors created by the cessation of service of a RTN Continuing Independent Director, a UTC Continuing Independent Director or a UTC Continuing Non-Independent Non-CEO Director, if any, or any increase in the number of directors comprising the whole Board of Directors pursuant to the last sentence of this paragraph (F) of this Section 2.18 shall be filled by an individual proposed for nomination to the Committee on Governance and Public Policy of the Board of Directors (or its successor committee) by a majority of the remaining RTN Continuing Directors (in the case of a RTN Continuing Independent Director) or UTC Continuing Directors (in the case of a UTC Continuing Independent Director or a UTC Continuing Non-Independent Non-CEO Director), as applicable, provided, in each case, that such individual qualifies as an Independent Director. Until the Specified Date, in the event that any such proposed individual is not nominated for election to the Board of Directors by the Committee on Governance and Public Policy of the Board of Directors (or its successor committee) or the Board of Directors in accordance with the immediately preceding proviso, a majority of the remaining RTN Continuing Directors or UTC Continuing Directors, as applicable, shall propose another individual (and this process shall be repeated) until such an individual proposed by a majority of the remaining RTN Continuing Directors or UTC Continuing Directors, respectively, is duly nominated to serve as a member of the Board of Directors by the Committee on Governance and Public Policy of the Board of Directors (or its successor committee) in accordance with this paragraph (F) of this Section 2.18. Until the Specified Date, if any RTN Continuing Independent Director, UTC Continuing Independent Director or UTC Continuing Non-Independent Non-CEO Director is removed from the Board of Directors (and the resulting vacancy is filled) by the shareholders pursuant to Section 2.15 of these Bylaws, or any nominee for election to the Board of Directors pursuant to paragraph (E) or this paragraph (F) of this Section 2.18 is not elected to the Board of Directors (and his or her successor (who would not constitute a RTN Continuing Independent Director or UTC Continuing Independent Director, as applicable) is elected and qualified) in a contested election of directors, then the number of directors composing the whole Board of Directors shall be increased to account for the removal of such RTN Continuing Independent Director, UTC Continuing Independent Director or UTC Continuing Non-Independent Non-CEO Director, if any, or the failure of such nominee to be elected, as the case may be, and the resulting vacancy shall be filled in accordance with this paragraph (F) of this Section 2.18.

(G)          The Independent Directors on the Board of Directors shall designate from among themselves a director to serve as Lead Director.  Until the Specified Date, the Lead Director shall be selected from among the RTN Continuing Independent Directors.

(H)          For purposes of these Bylaws, (1) the term “RTN Continuing Independent Directors” shall mean the members of the Board of Directors who (A) were directors as of April 3, 2020 and designated to serve on the Board of Directors pursuant to Section 2.2(d)(ii) of the Agreement and Plan of Merger, dated as of June 9, 2019, by and among the Corporation, Light Merger Sub Corp. and Raytheon Company (the “Merger Agreement”), or (B) became members of the Board of Directors subsequent to April 3, 2020 and were proposed for nomination to the Committee on Governance and Public Policy of the Board of Directors (or its successor committee) by a majority of the RTN Continuing Directors then on the Board of Directors and (2) the term “RTN Continuing Directors” shall mean the RTN Continuing Independent Directors and the Former RTN CEO. For purposes of these Bylaws, (1) the term “UTC Continuing Independent Directors” shall mean the members of the Board of Directors who (A) were directors as of April 3, 2020 and designated to serve on the Board of Directors as Independent Directors pursuant to Section 2.2(d)(i) of the Merger Agreement or (B) became members of the Board of Directors subsequent to April 3, 2020 and were proposed for nomination to the Committee on Governance and Public Policy of the Board of Directors (or its successor committee) by a majority of the UTC Continuing Directors then on the Board of Directors and (2) the term “UTC Continuing Directors” shall mean the UTC Continuing Independent Directors, the Pre-Closing CEO and one additional director who is not an Independent Director and was designated to serve on the Board of Directors pursuant to Section 2.2(d)(i) of the Merger Agreement (the “UTC Continuing Non-Independent Non-CEO Director”). For purposes of these Bylaws, the term “Independent Director” shall mean an individual who qualifies as independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors.

(I)          Notwithstanding anything to the contrary in these Bylaws, until the Specified Date:  (1) the Board of Directors shall designate, establish and maintain the following standing committees:  (a) the Audit Committee, (b) the Committee on Governance and Public Policy, (c) the Compensation Committee, (d) the Finance Committee and (e) the Special Activities Committee; (2) the chairperson of each standing Committee of the Board of Directors shall be selected by the Board of Directors, with the chairperson of each of the Special Activities Committee, the Committee on Governance and Public Policy and the Compensation Committee being a RTN Continuing Director and the chairperson of each of the Audit Committee and the Finance Committee being a UTC Continuing Director; and (3) each committee of the Board shall be composed of an equal number of appropriately qualified RTN Continuing Directors and UTC Continuing Directors.

(J)          In the event of any inconsistency between the provisions of this Section 2.18, on the one hand, and any other provision of these Bylaws (other than Section 2.11), on the other hand, the provisions of this Section 2.18 shall control.

SECTION 3 – Committees of the Board of Directors

SECTION 3.1          Committees.

By resolution adopted by an affirmative vote of the majority of the whole Board of Directors, the Board may from time to time appoint such Committees of the Board, consisting of one or more directors and, if deemed desirable, one or more directors who shall act as alternate members and who may replace any absentee or disqualified member at any meeting of the Committee, and may delegate to each such Committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation not reserved to the Board pursuant to Section 3.2.  Each such Committee shall keep a record of its acts and proceedings.

SECTION 3.2          Powers Reserved to the Board.

No Committee of the Board shall take any action to amend the Corporation’s Certificate of Incorporation or these Bylaws, adopt any agreement to merge or consolidate the Corporation, declare any dividend or recommend to the shareholders a sale, lease or exchange of all or substantially all of the assets and property of the Corporation, a dissolution of the Corporation or a revocation of a dissolution of the Corporation.  No Committee of the Board shall take any action which is required in these Bylaws, in the Corporation’s Certificate of Incorporation or by statute to be taken by a vote of a specified proportion of the whole Board of Directors.

SECTION 3.3          Election of Committee Members; Vacancies.

So far as practicable, members of the Committees of the Board and their alternates (if any) shall be appointed at each organizational meeting of the Board of Directors and, unless sooner discharged by an affirmative vote of the majority of the whole Board, shall hold office until the next organizational meeting of the Board and until their respective successors are appointed.  In the absence or disqualification of any member of a Committee of the Board, the member or members (including alternates) present at any meeting of the Committee and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in place of any absent or disqualified member.  Vacancies in Committees of the Board created by death, resignation or removal may be filled by an affirmative vote of a majority of the whole Board of Directors.

SECTION 3.4          Meetings.

Each Committee of the Board may provide for stated meetings of such Committee.  Special meetings of each Committee may be called by any two members of the Committee (or, if there is only one member, by that member in concert with the Chairman, except if that member is the Chairman then by the Chairman) or by the Chairman of the Board of Directors and/or the Chief Executive Officer of the Corporation.  The provisions of Section 2 regarding the business, time and place, notice and waivers of notice of meetings, attendance at meetings and action without a meeting shall apply to each Committee of the Board, except that the references in such provisions to the directors and the Board of Directors shall be deemed, respectively, to be references to the members of the Committee and to the Committee.

SECTION 3.5          Quorum and Manner of Acting.

A majority of the members of any Committee of the Board shall constitute a quorum for the transaction of business at meetings of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.  A majority of the members present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place.  Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

SECTION 4 – Officers

SECTION 4.1          Election and Appointment.

The elected officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, including a Chief Financial Officer and a General Counsel, a Controller, a Treasurer, a Secretary and such other elected officers as may from time to time be elected by the Board of Directors (including, without limitation, prior to the Succession Date, an executive Chairman).  The Board may also appoint, or provide for the appointment of, such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation.  The same person may hold more than one office.

SECTION 4.2          Duties of the Chief Executive Officer.

Under the general supervision of the Board, the Chief Executive Officer of the Corporation shall, in the absence of the Chairman, preside at all meetings of shareholders and, except to the extent otherwise provided in these Bylaws or by the Board, shall have general authority to execute any and all documents in the name of the Corporation and general and active supervision and control of all of the business and affairs of the Corporation.  In the absence of the Chief Executive Officer, his or her duties shall be performed and his or her powers may be exercised by such other officer as shall be designated either by the Chief Executive Officer in writing or (failing such designation) by the Board of Directors.

SECTION 4.3          Duties of Other Officers.

The other officers of the Corporation shall have such powers and duties not inconsistent with these Bylaws as may from time to time be conferred upon them in or pursuant to resolutions of the Board of Directors, and shall have such additional powers and duties not inconsistent with such resolutions as may from time to time be assigned to them by any competent superior officer.  The Board shall assign to one or more of the officers of the Corporation the duty to record the proceedings of the meetings of the shareholders and the Board of Directors in a book to be kept for that purpose.

SECTION 4.4          Term of Office and Vacancy.

So far as practicable, the elected officers shall be elected at each organizational meeting of the Board, and shall hold office until the next organizational meeting of the Board and until their respective successors are elected and qualified.  If a vacancy shall occur in any elected office, the Board of Directors may elect a successor for the remainder of the term.  Appointed officers shall hold office at the pleasure of the Board or of the officer or officers authorized by the Board to make such appointments.  Any officer may resign by written notice to the Corporation.

SECTION 4.5          Removal of Elected Officers.

Elected officers may be removed at any time, either for or without cause, by the affirmative vote of a majority of the whole Board of Directors at a meeting called for that purpose.

SECTION 4.6          Compensation of Elected Officers.

The compensation of all elected officers of the Corporation shall be fixed from time to time by the Board of Directors; provided, that no elected officer of the Corporation shall receive any bonus or share in the earnings or profits of the Corporation or any subsidiary of the Corporation except pursuant to a plan approved by the shareholders at a meeting called for the purpose.

SECTION 5 – Shares and Transfer of Shares

SECTION 5.1          Certificates.

The shares of the Corporation shall be represented by certificates or, if and to the extent the Board of Directors determines, shall be uncertificated shares.  Notwithstanding any such determination by the Board of Directors, every shareholder shall be entitled to a certificate signed by the Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the class and number of shares owned by such shareholder in the Corporation; provided, that, where such certificate is countersigned by a Transfer Agent or a Registrar, the signature of any such Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile.  In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may be issued by the Corporation with the same effect as if such person or persons continued to serve such officer or officers at the date of issue.

SECTION 5.2          Transfer Agents and Registrars.

The Board of Directors may, in its discretion, appoint one or more responsible banks or trust companies in the City of New York or in such other city or cities (if any) as the Board may deem advisable, from time to time, to act as Transfer Agents and Registrars of shares of the Corporation; and, when such appointments shall have been made, no certificate for shares of the Corporation shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

SECTION 5.3          Transfers of Shares.

Shares of the Corporation may be transferred upon authorization by the record holder thereof, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a Transfer Agent and Registrar, and by the delivery of the certificates therefor, provided such shares are represented by certificates, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign or transfer the same, signed by the record holder thereof, but no transfer shall affect the right of the Corporation to pay any dividend upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes; and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

SECTION 5.4          Lost Certificates.

In case any certificate for shares of the Corporation shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any Transfer Agent thereunto duly authorized by the Board, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned by the appropriate Transfer Agent (if any) and registered by the appropriate Registrar (if any); provided, that in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and such security or indemnity as may be required by them.

SECTION 5.5          Record Dates.

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to consent to action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than 60 nor less than 10 days before the date of any meeting of shareholders, and not more than 60 days prior to any other action.  In such case, those shareholders, and only those shareholders, who are shareholders of record on the date fixed by the Board of Directors shall, notwithstanding any subsequent transfer of shares on the books of the Corporation, be entitled to notice of and to vote at such meeting of shareholders, or any adjournment thereof, or to consent to such corporate action in writing without a meeting, or be entitled to receive payment of such dividend or other distribution or allotment of rights, or be entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action.

SECTION 6 – Miscellaneous

SECTION 6.1          Fiscal Year.

The fiscal year of the Corporation shall be the calendar year.

SECTION 6.2          Surety Bonds.

The Chief Financial Officer, the Controller, the Treasurer, each Assistant Treasurer, and such other officers and agents of the Corporation as the Board of Directors may from time to time direct shall be bonded at the expense of the Corporation for the faithful performance of their duties in such amounts and by such surety companies as the Board may from time to time determine.

SECTION 6.3          Signature of Negotiable Instruments.

All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned in such manner as from time to time may be prescribed by resolution of the Board of Directors.

SECTION 6.4          Independent Accountants.

At each annual meeting, the shareholders shall appoint an independent public accountant or firm of independent public accountants to act as the Independent Accountants of the Corporation until the next annual meeting.  Among other duties, it shall be the duty of the Independent Accountants so appointed to make periodic audits of the books and accounts of the Corporation.  As soon as reasonably practicable after the close of the fiscal year, the shareholders shall be furnished with consolidated financial statements of the Corporation and its consolidated subsidiaries, as at the end of such fiscal year, duly certified by such Independent Accountants, subject to such notes or comments as the Independent Accountants shall deem necessary or desirable for the information of the shareholders.  In case the shareholders shall at any time fail to appoint Independent Accountants or in case the Independent Accountants appointed by the shareholders shall decline to act or shall resign or otherwise become incapable of acting, the Board of Directors shall appoint Independent Accountants to discharge the duties provided for herein.  Any Independent Accountants appointed pursuant to any of the provisions hereof shall be directly responsible to the shareholders, and the fees and expenses of any such Independent Accountants shall be paid by the Corporation.

SECTION 6.5          Indemnification of Officers, Directors, Employees and Fiduciaries; Insurance.

(A)          The Corporation shall indemnify and hold harmless, in accordance with and to the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of this Section 6.5 or as such laws may be amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (and the heirs and legal representatives of any such person) made or threatened to be made a party to (or, in the case of directors and officers, otherwise involved in), any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution procedure, legislative hearing or inquiry or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a director, officer or employee of the Corporation, of any constituent corporation absorbed in a consolidation or merger or of a Subsidiary of the Corporation, or serves or served as such or in a fiduciary capacity with another enterprise at the request of the Corporation, any such constituent corporation or a Subsidiary, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by any such person in connection with such proceeding.

(B)          In furtherance of the foregoing indemnification provisions and not in limitation thereof, the Corporation shall pay or reimburse all expenses (including attorneys’ fees) reasonably incurred by any person who is or was a director or officer of the Corporation, any such constituent corporation or any Subsidiary and any such person who serves or served as such or in a fiduciary capacity at the request of one of the foregoing entities with another enterprise in advance of the final disposition of any such proceeding, promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such person is not entitled to be indemnified by the Corporation.  Subject to the approval of either (i) the Chief Executive Officer or (ii) the General Counsel and the Chief Financial Officer acting together and upon such terms and conditions as the approving officer or officers deem appropriate, the Corporation may provide independent legal counsel or pay or reimburse the expenses (including attorneys’ fees) reasonably incurred by any person who is or was an employee of the Corporation, any constituent corporation or any Subsidiary and any such person who serves or served as such or in a fiduciary capacity at the request of one of the foregoing entities with another enterprise in advance of the final disposition of any such proceeding, promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such person is not entitled to be indemnified by the Corporation.

(C)          The rights provided by this Section 6.5 to any person who serves or served as a director or officer of the Corporation, a constituent corporation or a Subsidiary or as such or in a fiduciary capacity with another enterprise at the request of one of the foregoing entities shall be rights of contract enforceable against the Corporation by such person, who shall be presumed to have relied upon such rights in determining to serve or continuing to serve in such capacity, and shall vest at the time such person begins serving in such capacity.  In addition, the rights provided to any such person by this Section 6.5 shall survive the termination of such person’s service in any such capacity.  Such rights shall continue as long as such person shall be subject to any possible proceeding.  No amendment of this Section 6.5 shall impair the rights of any such person arising at any time with respect to events occurring prior to such amendment.

(D)          Notwithstanding anything contained in this Section 6.5, except for proceedings to enforce rights provided in this Section 6.5, the Corporation shall not be obligated under this Section 6.5 to provide any indemnification or any payment or reimbursement of expenses to any director, officer, employee or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or cross-claims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board.

(E)          For purposes of this Section 6.5, the term “Subsidiary” shall mean any corporation, partnership, limited liability company or other entity in which the Corporation owns, directly or indirectly, a majority of the economic or voting ownership interest or voting power to elect a majority of the directors of such entity; the term “other enterprise” shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer, employee or fiduciary of the Corporation, a constituent corporation or a Subsidiary which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

(F)          Nothing in this Section 6.5 shall limit the power of the Corporation or the Board of Directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys’ fees, to directors, officers, employees, agents, fiduciaries and other persons otherwise than pursuant to this Section 6.5.  The rights to indemnification and to receive payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.5 shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation, these Bylaws, agreement or otherwise.

(G)          If any provision or provisions of this Section 6.5 shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (1) the validity, legality and enforceability of the remaining provisions of this Section 6.5 (including, without limitation, each portion of any paragraph of this Section 6.5 containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 6.5 (including, without limitation, each such portion of any paragraph of this Section 6.5 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(H)          Subject to the approval of either (i) the Chief Executive Officer or (ii) the General Counsel and the Chief Financial Officer acting together and upon such terms and conditions as the approving officer or officers deem appropriate, the Corporation may provide to any person who is or was an agent or fiduciary of the Corporation, a constituent corporation, a Subsidiary or an employee benefit plan of one of such entities rights of indemnification and to receive payment or reimbursement of expenses (including in advance of the final disposition of any proceeding), including attorneys’ fees, to the fullest extent of the provisions of this Section 6.5 with respect to the indemnification of and payment or reimbursement of expenses of directors and officers of the Corporation, constituent corporations, Subsidiaries or other enterprises.  Any such rights, if provided, shall have the same force and effect as they would have if they were conferred in this Section 6.5.

(I)          Subject to the approval of either the Chief Financial Officer or the Vice President, Treasurer, the Corporation may purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect each of itself and any person who is or was a director, officer, employee, agent or fiduciary of the Corporation, a constituent corporation, or a Subsidiary or is or was serving at the request of one of such entities as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation shall have the power to indemnify such person against such liability under the provisions of this Section 6.5 and the laws of the State of Delaware.  To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director, officer or employee, and each such agent or fiduciary to which rights of indemnification have been provided pursuant to paragraph (H) of this Section 6.5, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee, agent or fiduciary.

SECTION 6.6          Exclusive Forum for Adjudication of Certain Disputes.

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

SECTION 7 – Bylaws Amendments

SECTION 7.1          By the Shareholders.

These Bylaws may be amended by the shareholders at a meeting called for such purpose in any manner not inconsistent with any provision of law or of the Corporation’s Certificate of Incorporation.

SECTION 7.2          By the Directors.

These Bylaws may be amended by the affirmative vote of a majority of the whole Board of Directors in any manner not inconsistent with any provision of law or of the Corporation’s Certificate of Incorporation; provided, that the Board may not amend this Section 7.2, or the bonus proviso of Section 2.13 (Compensation of Directors), or Section 2.15 (Removal of Directors), Section 4.5 (Removal of Elected Officers) or Section 4.6 (Compensation of Elected Officers).